Exhibit 10.1

THIRD AMENDMENT TO

EXHIBITOR SERVICES AGREEMENT

This THIRD AMENDMENT TO EXHIBITOR SERVICES AGREEMENT (this “Amendment”), dated as of April 17, 2012, is between AMERICAN MULTI-CINEMA, INC., a Missouri corporation (“AMC”), and NATIONAL CINEMEDIA, LLC, a Delaware limited liability company (“LLC”).

RECITALS

WHEREAS, AMC and LLC have entered into the Exhibitor Services Agreement dated as of February 13, 2007, as amended by the Amendment to Exhibitor Services Agreement dated as of November 5, 2008 and Second Amendment to Exhibitor Services Agreement dated as of October 1, 2010 (collectively, the “Agreement”); and

WHEREAS, AMC and LLC desire to provide for certain amendments to the Agreement specified herein.

NOW, THEREFORE, in consideration of the premises made hereunder, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1. Definitions. Unless otherwise expressly defined herein, all capitalized terms used herein and defined in the Agreement shall be used herein as so defined.

Section 2. Amendments to Article 1 – Definitions.

(a) Section 1.01 of the Agreement is hereby amended by amending and restating or inserting, as applicable, the following definitions:

“Administrative Agent” means Barclays Capital Inc., as administrative agent under the LLC Credit Agreement and any successors and assignees in accordance with the terms of the LLC Credit Agreement, and Wells Fargo Bank, National Association, as collateral agent under the Senior Secured Notes and any successors and assignees in accordance with the terms of the Senior Secured Notes.

“Permitted Transfer” means:

(a) by operation of law or otherwise, the direct or indirect change in control, merger, consolidation or acquisition of all or substantially all of the assets of LLC or AMC, as applicable, or the assignment of this Agreement by AMC to an Affiliate,

(b) with respect to the rights and obligations of LLC under this Agreement, (i) the grant of a security interest by LLC in this Agreement and all rights and obligations of LLC hereunder to the Administrative Agent, on behalf of the Secured Parties, pursuant to the Security Documents, (ii) the assignment or other transfer of such rights and obligations to the Administrative Agent (on behalf of the Secured Parties) or other third party upon the exercise of remedies in accordance with the LLC Credit Agreement and/or the Senior Secured Notes and the Security Documents and (iii) in the event that the Administrative Agent is the initial assignee or transferee under the preceding clause (ii), the subsequent assignment or other transfer of such rights and obligations by the Administrative Agent on behalf of the Secured Parties to a third party, or

(c) in the event that LLC becomes a debtor in a case under the Bankruptcy Code, the assumption and/or assignment by LLC of this Agreement under section 365 of the Bankruptcy Code, notwithstanding the provisions of section 365(c) thereof.

“Security Documents” means the “Security Documents” as defined in the LLC Credit Agreement and in the purchase agreement or the indenture for the Senior Secured Notes, and any amendment, modification, supplement or replacement of such Security Documents.

“Secured Parties” means (i) the “Secured Parties” (or any analogous concept) as defined in the LLC Credit Agreement and (ii) Wells Fargo Bank, National Association (or any successor thereto), in its capacity as Trustee or Collateral Agent, as the case may be, for the Senior Secured Notes, and the holders of the Senior Secured Notes.

“Senior Secured Notes” means the senior secured notes issued by LLC in April 2012, due in 2022.

Section 3. Limited Effect. This Amendment relates only to the specific matters expressly covered herein, shall not be considered to be a waiver of any rights or remedies either Party may have under the Agreement, and shall not be considered to create a course of dealing or to otherwise obligate in any respect either Party to execute similar or other amendments under the same or similar or other circumstances in the future. Except as expressly amended hereby, the Agreement shall remain in full force and effect, and is hereby ratified and confirmed.

Section 4. Miscellaneous. The Parties agree that Article 15 of the Agreement shall apply mutatis mutandis to this Amendment and is incorporated by reference herein.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

AMERICAN MULTI-CINEMA, INC.

By:	/s/ Craig R. Ramsey
Name: Craig R. Ramsey
Title: EVP & Chief Financial Officer

NATIONAL CINEMEDIA, LLC

By:	National CineMedia, Inc., its Manager

	By:	/s/ Kurt C. Hall
Name: Kurt C. Hall
Title: Chairman and Chief Executive Officer

[Third Amendment ESA]